Exhibit 99.1
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

IN RE SOUTHERN COMPANY SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 1:17-cv-00725-MHC (Consolidated with No.: 1:17-cv-01983-MHC) (Derivative Action) Judge Mark H. Cohen

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF THE SOUTHERN COMPANY (“SOUTHERN” OR THE “COMPANY”) AS OF MARCH 10, 2022.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION (THE “DERIVATIVE ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD SOUTHERN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS

BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed Settlement has been reached between the Parties to the above-captioned shareholder derivative action (the “Federal Derivative Action”) and the shareholder derivative action styled Helen E. Piper Survivor’s Trust, derivatively on behalf of The Southern Company v. Thomas A. Fanning et al., No. 17-A-04758-10, (Superior Court of Gwinnett County, State of Georgia) (the “State Derivative Action,” and together with the Federal Derivative Action, the “Derivative Actions”) brought on behalf of Southern, which would resolve the Derivative Actions.
As explained below, on June 1, 2022, at 9:30 a.m., the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Federal Derivative Action Plaintiffs’ Counsel1 and service awards to the Federal Plaintiffs; and (iv)
1 All capitalized terms herein have the same meanings as set forth in the Amended Stipulation and Agreement of Settlement dated March 10, 2022 (the “Amended Stipulation”).

such other actions as may be necessary or proper under the circumstances. The Court may adjourn the Settlement Hearing without further notice to Current Southern Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Southern Stockholders. The Superior Court of Gwinnett County, State of Georgia (the “State Court”), located at 75 Langley Dr., Lawrenceville, GA 30046, will hold a separate hearing on June 21, 2022, at 9:00 a.m., at which the State Court will rule upon State Derivative Action Plaintiff’s Counsel’s application for attorneys’ fees and reimbursement of expenses and a service award to the State Plaintiff (the “State Fee and Expense Hearing”). The State Court may adjourn the State Fee and Expense Hearing without further notice to Current Southern Stockholders. The State Court may conduct the State Fee and Expense Hearing remotely without further notice to Current Southern Stockholders.
The terms of the Settlement are set forth in an Amended Stipulation dated March 10, 2022. The Settlement provides for corporate governance reforms which Plaintiffs and Southern’s Board agree confer substantial corporate benefits on the Company and its stockholders. If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Amended Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement regarding the Derivative Actions, the

Settlement, and the terms discussed in this notice, the Amended Stipulation may be inspected at the Clerk of Court's office at the Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309. The Amended Stipulation is also available for viewing on the Investors portion of Southern’s website at https://investor.southerncompany.com.
This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions but is merely to advise you of the pendency and Settlement of the Derivative Actions.
There is No Claims Procedure. This case was brought to protect the interests of Southern on behalf of its shareholders. The Settlement will result in changes to the Company’s corporate governance, not in payments to individuals, and consequently, alleviating the need for a claims procedure.
I.    THE DERIVATIVE ACTIONS
The Derivative Actions are brought by Plaintiffs solely on behalf of and for the benefit of Southern and against the Individual Defendants. Plaintiffs generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by failing to exercise adequate oversight over the construction of an integrated gasification combined cycle lignite coal-fired power plant in Kemper County, Mississippi (the “Kemper

IGCC” or the “Plant”) and by publishing improper statements regarding the estimated costs and schedule for completion of its construction. In the above-captioned Federal Derivative Action, claims have also been asserted for alleged violations of Section 14(a) of the Securities Exchange Act of 1934.
A.    The Federal Derivative Action
On February 27, 2017, Jean Vinyard (“Plaintiff Vinyard”) filed a verified stockholder derivative action on behalf of Southern against the Individual Defendants alleging claims for breaches of fiduciary duty, unjust enrichment, and waste of corporate assets (the “Federal Derivative Action”).
Shortly thereafter, on March 24, 2017, to preserve Southern’s resources, the Plaintiff Vinyard in the Federal Derivative Action submitted a motion seeking deferral of the Federal Derivative Action pending the resolution of an anticipated motion to dismiss to be filed by defendants in the related securities class action filed in the Court styled Monroe County Employees’ Retirement System v. The Southern Company et al., No. 1:17-cv-00241-MHC (N.D. Ga.) (the “Securities Action”). In consideration for Federal Plaintiffs’ agreement to stay the Federal Derivative Action, Defendants agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to provide Federal Derivative Action Plaintiffs’ Counsel: (i) copies of all documents and written discovery responses produced by

Southern in the Securities Action or in any related derivative action; (ii) any written agreements governing discovery between the Company and plaintiffs in the Securities Action or in any related derivative action; (iii) copies of third party productions in the Securities Action, subject to resolution of any objections by the producing parties; and access to transcripts of any depositions generated in the Securities Action subject to entry into mutually acceptable confidentiality agreements and/or protective orders. In addition, Southern agreed to engage Federal Plaintiffs in formal settlement discussions or mediation in the event formal settlement discussions or mediation in the Securities Action or any related derivative action were scheduled. The Court granted the parties’ foregoing motion on March 27, 2017, and in the same order, the Court appointed Johnson Fistel, LLP (formerly Johnson & Weaver, LLP) to serve as lead counsel in the Federal Derivative Action and any other related actions that were subsequently filed in, removed to, or transferred to the Court.
Then, on May 31, 2017, Plaintiff Judy Mesirov filed a verified shareholder derivative action in the Court against the Individual Defendants asserting that certain of the Individual Defendants violated §14(a) of the Securities Exchange Act of 1934 as well as asserting similar allegations as alleged in the Federal Derivative Action captioned Mesirov v. Fanning, et al., No 1:17-cv-01983-MHC (N.D. Ga.) (the

“Mesirov Action”). Thereafter, on June 26, 2017, the Court consolidated the Mesirov Action into the above-captioned Federal Derivative Action and ordered that Johnson Fistel, LLP shall continue to serve as lead counsel in the Federal Derivative Action, with support from Robbins LLP (formerly Robbins Arroyo LLP) and the Law Offices of Debra S. Goodman P.C. (the Federal Derivative Action Plaintiffs’ Counsel).
Following negotiations, the Federal Parties reached agreement on the terms of a Stipulation and [Proposed] Order for the Production and Exchange of Certain Confidential Information, which they filed with the Court on February 27, 2018. The Court entered the stipulated protective order the following day (“Protective Order”). Thereafter, Southern produced certain non-public corporate books and records to Federal Plaintiffs, which Federal Derivative Action Plaintiffs’ Counsel reviewed and evaluated.
On March 29, 2018, the Court granted in part and denied in part a motion to dismiss the Securities Action. Thereafter, the Federal Parties met and conferred and determined that it was in the best interests of Southern to continue to defer the Federal Derivative Action. Accordingly, on April 23, 2018, the Federal Parties filed a [Proposed] Consent Order Continuing Deferral of Litigation, which the Court entered on April 25, 2018 (“Second Consent Order”). The Second Consent Order

incorporated the Federal Parties’ previous discovery sharing and mediation agreement, and extended the stay through the earlier of entry of orders on any summary judgment motions filed in the Securities Action or notice that a settlement had been reached in the Securities Action.
On October 30, 2018, counsel for the Federal Parties executed the Undertaking Regarding Stipulation and Protective Order appended to the Protective Order entered in the Securities Action, governing the production and handling of confidential information, confirming Federal Plaintiffs’ agreement to comply with that order. Shortly thereafter, Southern commenced a rolling production of documents, written discovery responses, discovery agreements, and deposition transcripts as those materials became available in the Securities Action.
During the pendency of the deferral, Federal Derivative Action Plaintiffs’ Counsel reviewed and evaluated over 2.4 million pages of documents produced by Southern in the Securities Action pursuant to the Court’s April 25, 2018 order continuing the deferral of the Federal Derivative Action.

B.    The State Derivative Action

On May 15, 2017, Helen E. Piper Survivor’s Trust2 filed the State Derivative Action in the State Court on behalf of Southern against certain Individual Defendants Shortly thereafter, the State Parties met and conferred and ultimately agreed that the interests of preserving the Company’s and Court resources would be best served by deferring the litigation of the State Derivative Action until a ruling on the motion to dismiss in the Securities Action. In consideration of State Plaintiff’s agreement to defer the litigation of the State Derivative Action, Southern agreed, subject to entry into mutually acceptable confidentiality agreements and/or protective orders, to produce to State Plaintiff, inter alia, documents and written discovery responses produced by Southern in the Securities Action and agreed to provide access to State Derivative Action Plaintiff’s Counsel to any deposition transcripts generated in the Securities Action. Subject to the terms of the Second Consent Order, Southern produced the Securities Action discovery materials to State Plaintiff. Ultimately,
2 On July 19, 2019, Helen E. Piper Survivor’s Trust filed a motion to withdraw as plaintiff in the State Derivative Action and substitute Martin J. Kobuck (“State Plaintiff”) as the named plaintiff. On August 5, 2019, the State Court granted the motion and substituted State Plaintiff as the named plaintiff in the State Derivative Action. The Federal Plaintiffs and State Plaintiff are referred to herein as “Plaintiffs.”

State Plaintiff reviewed and evaluated numerous deposition transcripts and millions of pages of documents produced by Southern in the Securities Action.
C.    Settlement Negotiations
At the start of 2020, Defendants’ Counsel invited Plaintiffs’ Counsel to attend a mediation alongside the parties in the Securities Action, which was scheduled for February 20, 2020, in New York, New York, with David Murphy, Esq. (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex stockholder disputes similar to the Derivative Actions.
Before the February 20, 2020 mediation, Federal Derivative Action Plaintiffs’ Counsel submitted a detailed confidential mediation statement to Defendants’ Counsel and the Mediator. Notably, this 25-page mediation statement: (i) set forth the strength of the Federal Plaintiffs’ claims using supportive documents and exhibits uncovered via the Federal Derivative Action Plaintiffs’ Counsel’s review of the documents produced in the Securities Action; and (ii) with the knowledge obtained from that review, put forth a proposed framework for settlement of the Federal Derivative Action, which included, among other things, comprehensive corporate governance reforms.
Prior to the February 20, 2020 mediation State Derivative Action Plaintiff’s Counsel prepared and submitted a separate detailed 24-page confidential mediation statement that incorporated numerous legal arguments and a thorough evaluation of facts in the public domain regarding Defendants’ alleged liability. Attached to State Derivative Action Plaintiff’s Counsel mediation statement was a confidential proposed comprehensive settlement demand outlining detailed proposed corporate governance reforms ascertained through rigorous examination of the best corporate governance practices relevant to Southern’s operations.
On February 20, 2020, the parties in the Securities Action and the Derivative Actions attended an all-day mediation in New York City before the Mediator.
Although neither the Securities Action nor the Derivative Actions were resolved at the February 20, 2020 mediation, settlement discussions continued, and, on August 17, 2020, the parties in the Securities Action filed notice that they had reached an agreement in principle to settle that case. Subsequently, the parties in the Derivative Actions scheduled a second mediation for November 12, 2020 with the Mediator.
In connection with the November 12, 2020 mediation, Defendants submitted a confidential mediation statement to the Federal Derivative Action Plaintiffs’ Counsel, while the Federal Derivative Action Plaintiffs’ Counsel sent a confidential settlement demand to Defendant’s Counsel containing detailed corporate governance reforms.

Federal Plaintiffs retained Lawrence A. Hamermesh, Professor Emeritus at Widner University Delaware Law School to assist them in evaluating Southern’s corporate governance and Project oversight regime and developing Federal Plaintiffs’ comprehensive and detailed remedial proposal for the next formal mediation session. Then, before the November 12, 2020 mediation session, Federal Plaintiffs submitted a detailed formal settlement demand comprised of monetary components and non-monetary corporate therapeutics.
In advance of the November 12, 2020 mediation session, State Plaintiff submitted to Defendants’ Counsel and the Mediator an updated and revised mediation statement that incorporated numerous confidential internal documents produced by Southern and referenced confidential deposition testimony from depositions taken during discovery in the Securities Litigation along with a revised settlement demand.
On November 12, 2020, the Settling Parties participated in a day-long video-conference mediation session facilitated by the Mediator. The Settling Parties grappled with the substantive strengths and weaknesses of the Derivative Actions, and responded to probing questions posed by the Mediator. The Settling Parties also discussed at length Plaintiffs’ proposed remedial framework, as well as the specific elements of Plaintiffs’ formal settlement demand. The second formal mediation ended without an agreement, but substantial progress was made towards clarifying the range of risks and rewards of further litigation and the contours of a remedial framework that might yield a settlement agreement. The Settling Parties secured additional litigation deferments from the Court and the State Court to facilitate continued settlement negotiations.
Following the second formal mediation session, the Federal Parties engaged in months of verbal and written exchanges of information, argument, and written settlement proposals and counterproposals, under the aegis of the Mediator. After the second formal mediation session, negotiations in the State Action proceeded directly with Defendants’ Counsel and over the next several months the State Parties continued to obtain and exchange information and counterproposals with the assistance of the Mediator. On January 30, 2021, State Derivative Action Plaintiff’s Counsel engaged in a telephone conference with the Mediator to discuss outstanding issues for consideration, progress made to date, and issues still necessary to be resolved as well as the status of negotiations that had occurred over the past months. During this time, State Derivative Action Plaintiff’s Counsel also continued communications with the Mediator and directly with Defendants’ Counsel to obtain additional information and to continue good faith negotiations. State Derivative Action Plaintiff’s Counsel requested and subsequently received information addressing the Company’s historical and current corporate structure, changes to its Board of Directors (the “Board”) and management oversight and internal compliance oversight.
While the parties in the Derivative Actions continued settlement negotiations, the Court in the Securities Action granted plaintiffs’ motion for final approval of the settlement of that action on February 5, 2021, and the Court entered an Order and Final Judgment that same day. In March 2021, the Federal Parties reached an impasse. Rather than allow the negotiations to fail, the Mediator scheduled a third formal mediation session held via videoconference on March 16, 2021, to address the impasse. During the third formal mediation session, the Mediator helped the Federal Parties to identify and evaluate possible avenues of compromise. While the Federal Parties did not reach a settlement, substantial progress was made towards resolving the impasse. The Federal Parties agreed to seek further deferrals from the Court to facilitate their ongoing discussions.
While the Federal Parties were at an impasse, the State Parties continued to engage in extensive negotiations, gather and exchange additional information and exchange counter proposals with Defendants to refine the corporate governance reforms the State Parties had negotiated to date. During March 2021, State Derivative Action Plaintiff’s Counsel corresponded with the Mediator for assistance regarding outstanding corporate governance issues and engaged in telephone conferences with the Mediator to continue discussions to narrow issues regarding the corporate governance reforms. Over the next several months, the State Parties continued to exchange corporate governance counterproposals as well as additional information.
On May 6, 2021 the State Parties reached an agreement on the material substantive terms of the settlement of the State Derivative Action which were memorialized in a term sheet for the State Derivative Action (the “State Term Sheet”).3 Thereafter, State Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and reimbursement of expenses commensurate with the value of the Settlement benefit and the contributions of State Derivative Action Plaintiffs’ Counsel to the Settlement. Ultimately State Derivative Action Plaintiff’s Counsel reached an agreement with Defendants and their insurers on the State Fee and Expense Amount of $1,010,000.

3 Ultimately, the material substantive terms of the settlement of the State Derivative Action were consolidated with the material substantive terms of the settlement of the Federal Derivative Actions, which resulted in the global Settlement memorialized in the Amended Stipulation.

Over the next several months the Federal Parties continued their settlement negations with the Mediator’s assistance. Detailed written proposals and counter-proposals were exchanged and debated in numerous written and telephonic communications.
On August 20, 2021, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Derivative Actions, subject to Board review and approval. The material substantive terms of the Settlement were recorded in a consolidated term sheet executed on September 15, 2021 (“Term Sheet”).
Following execution of the Term Sheet, the Federal Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Federal Derivative Action Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks and challenges confronted by Federal Plaintiffs, as well as the magnitude and quality of Federal Derivative Action Plaintiffs’ Counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the Mediator, the Federal Parties accepted the Mediator’s proposal, agreeing on the Federal Fee and Expense Amount of $3.5 million.
Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the Settlement as set forth in this Amended Stipulation.
II.    TERMS OF SETTLEMENT
The principal terms, conditions, and other Derivative Actions that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Amended Stipulation, including that all capitalized terms used herein shall bear the same meaning as used in the Amended Stipulation.
Pursuant to the Settlement, no later than sixty (60) days after entry of the Final Order and Judgment approving the Settlement, unless otherwise noted in Exhibit A to the Amended Stipulation, the Southern Board, on behalf of the Company, shall adopt and/or maintain the Reforms set forth in Exhibit A to the Amended Stipulation for a period of at least five (5) years (the “Commitment Period”); provided, however, that Southern’s Board may modify or eliminate any of the Reforms in the event that the Board, including a majority of independent, non-defendant directors, determines in the good faith exercise of informed business judgment that the maintenance of any elements of the Reforms would conflict with applicable law, regulation or listing requirement, or would otherwise be contrary to the best interests of the Company and its stockholders. In such event, the Board shall adopt and maintain at least through the Commitment Period substitute provisions designed to accomplish the objectives of the affected Reforms elements if a majority of the board’s independent, non-defendant directors determines such a replacement is appropriate based on applicable law, regulation or listing requirement and the Board’s good faith exercise of informed business judgment. Moreover, any Board decision to alter the Reforms shall be disclosed in the Company’s next periodic filing or posted on the “Investor Relations” portion of the Company’s website.
Southern’s Board, including its independent members, have unanimously approved a resolution reflecting its informed and good faith determination that: (i) the Reforms adopted, implemented, and/or maintained pursuant to the Settlement confer substantial corporate benefits on the Company and its stockholders; (ii) Plaintiffs’ litigation and settlement efforts caused the adoption, implementation, and/or maintenance of the Reforms for the Commitment Period; and (iii) the Settlement is fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.

This notice provides a summary of the Reforms that the Board of Southern has agreed to adopt as consideration for the Settlement. For a complete description of all of the Reforms, please see the Amended Stipulation and Exhibit A thereto.
III.    DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”). The Settlement also provides that, within five (5) business days of the entry of Judgment required under ¶ 6.1(b) of the Amended Stipulation, State Plaintiff shall file a stipulation of dismissal with prejudice of the State Derivative Action, with the exception that jurisdiction be retained solely to hear State Derivative Action Plaintiff’s Counsel’s petition for the State Fee and Expense Amount.
Upon the Effective Date, Plaintiffs, all other Current Southern Stockholders, Plaintiffs’ Counsel, and Southern shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged and will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Plaintiffs’ Released Claims (including Unknown Claims)

against Southern, the Individual Defendants, and all other Released Persons (as defined in the Amended Stipulation).
Further, upon the Effective Date, Southern and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions.
These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Amended Stipulation or the Judgment. In addition, nothing in the Amended Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Likewise, nothing in the Amended Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Actions or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws, or under applicable law.
IV.    ATTORNEYS’ FEES AND EXPENSES
i.    The Federal Fee and Expense Amount
After Plaintiffs in the Derivative Actions and the Defendants reached an agreement in principle regarding the material substantive terms of the Settlement, including the Reforms, the Plaintiffs in Federal Derivative Action and Defendants commenced negotiations through the Mediator regarding the attorneys’ fees and expenses to be paid to the Federal Derivative Action Plaintiffs’ Counsel, and after weeks of negotiations. On September 17 2021, the Mediator issued a mediator’s proposal for a fee in the amount of three million and five hundred thousand dollars ($3,500,000) to be paid to the Federal Derivative Action Plaintiffs’ Counsel as attorneys’ fees and expenses by the Individual Defendants’ insurer(s) (the “Federal Fee and Expense Amount”). The parties in the Federal Derivative Actions agreed to the mediator’s recommendation regarding the Fee and Expense Amount on September 21, 2021. The Federal Derivative Action Plaintiffs’ Counsel shall request approval by the Court of the Federal Fee and Expense Amount at the Settlement Hearing.

Plaintiffs Vinyard and Mesirov may also apply for Court approval of service awards, not to exceed $3,000 per Plaintiff (the “Federal Service Awards”), in light of the benefits they have helped to create for Southern and Current Southern Stockholders. The Federal Service Awards, to the extent that they are applied for and approved by the Court in whole or in part, shall be funded solely from the Federal Fee and Expense Amount to the Federal Derivative Action Plaintiffs’ Counsel and any application for the Federal Service Awards shall not increase the amount of the Federal Fee and Expense Amount.
To date, the Federal Derivative Action Plaintiffs’ Counsel have neither received any payment for their services in pursuing the Federal Derivative Actions, nor have they been reimbursed for their out-of-pocket litigation expenses incurred. Federal Derivative Action Plaintiffs’ Counsel believe that the Federal Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type.
ii.    The State Fee and Expense Amount
After the State Parties reached an agreement on the material substantive terms memorialized in the State Term Sheet, State Parties and Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and reimbursement of expenses commensurate with the value of the

Settlement benefit and the contributions of State Derivative Action Plaintiff’s Counsel to the Settlement. State Derivative Action Plaintiff's Counsel reached an agreement with Defendants and their insurers on the State Fee and Expense Amount of $1,010,000(the “State Fee and Expense Amount”), subject to the approval of the State Court. State Plaintiff may also apply to the State Court for approval of a service award, not to exceed $3,000 (the “State Service Award”), in light of the benefits State Plaintiff has helped to create for Southern and Current Southern Stockholders. The State Service Award, to the extent that it is applied for and approved by the State Court in whole or in part, shall be funded solely from the State Fee and Expense Amount to the State Derivative Action Plaintiff’s Counsel and any application for the State Service Award shall not increase the amount of the State Fee and Expense Amount.
To date, the State Derivative Action Plaintiff’s Counsel have neither received any payment for their services in pursuing the State Derivative Action, nor have they been reimbursed for their out-of-pocket litigation expenses incurred. State Derivative Action Plaintiff’s Counsel believe that the State Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type.

After the Court approves the Settlement and dismisses with prejudice the Federal Derivative Action, the State Derivative Action Plaintiff’s Counsel shall file their application for approval of the State Fee and Expense Amount in the State Court.
V.    REASONS FOR THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of the Plaintiffs, Individual Defendants, Southern, and Current Southern Stockholders.
A.    Why Did Plaintiffs Agree to Settle?
Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs’ entry into the Amended Stipulation and this Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial(s) and through possible appeals. Plaintiffs’ Counsel have also taken into account the substantial risks, costs, and delays involved in complex shareholder derivative litigation, generally, as well as the unique challenges presented by the Derivative Actions, including establishing that demand on the Board would be futile in the Derivative Actions, establishing that the Board’s response to either or both of the Demands was wrongful, and the exculpation and indemnification rights afforded the director Defendants pursuant to Delaware General Corporate Law §102(b)(7).
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts and the circumstances, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel have determined that the Settlement set forth in the Amended Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Southern and its shareholders. Based on their evaluation, Plaintiffs and their counsel believe that the Settlement is in the best interests of Southern and Current Southern Stockholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.
B.    Why Did the Defendants Agree to Settle?
Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and believe the Derivative Actions have no merit. The Individual Defendants expressly assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interests of Southern and its shareholders at all relevant times and deny each and every one of the claims, contentions, and allegations of wrongdoing made against them or that could have been made against them in the Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. Nonetheless, Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex actions such as the Derivative Actions, as well as the continuing expense, inconvenience, and distraction of ongoing litigation. Defendants have, therefore, determined that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Amended Stipulation.
VI.    THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD
On June 1, 2022, at 9:30 a.m., the Court will hold the Settlement Hearing at the U.S. District Court for the Northern District of Georgia, Atlanta Division, located at Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309. The Settlement Hearing may be continued by the Court without further notice to Current Southern Stockholders. The Court may conduct the Settlement Hearing remotely without further notice to Current Southern Stockholders.
At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for the Federal Derivative Action Plaintiffs’ Counsel and service awards to the Federal Plaintiffs; and (iv) such other Actions as may be necessary or proper under the circumstances.
You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. No Current Southern Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Current Southern Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of the date the Amended Stipulation was signed, March 10, 2022 and continuing through the date the objection is made; (iii) a statement of objections to any Action before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv)

the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.
YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN MAY 18, 2022. The Court Clerk's address is:
Clerk of the Court
U.S. District Court for the Northern District of Georgia
Richard B. Russell Federal Building & U.S. Courthouse
75 Ted Turner Drive, SW
Atlanta, GA 30303-3309

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO FEDERAL DERIVATIVE ACTION PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN MAY 18, 2022. Counsel's addresses are:
Counsel for Federal Plaintiffs

Michael I. Fistel, Jr.
JOHNSON FISTEL LLP
40 Powder Springs Street
Marietta, GA 30064

Counsel for Defendants

Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Federal Derivative Action Plaintiffs’ Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
On June 21, 2022, at 9:00 a.m., the State Court will hold a separate hearing at which the State Court will rule upon State Derivative Action Plaintiff’s Counsel application for attorneys’ fees and reimbursement of expenses and a service award to the State Plaintiff. The State Fee and Expense Hearing may be continued by the State Court without further notice to Current Southern Stockholders. The State Court may conduct the State Fee and Expense Hearing remotely without further notice to Current Southern Stockholders. You have the right, but are not required, to appear in person or through counsel at the State Fee and Expense Hearing to object or otherwise present evidence or argument that may be proper and relevant as to why the State Fee and Expense Amount should not be approved. No Current Southern Stockholders shall be heard or entitled to contest the approval of the State Fee and

Expense Amount unless that Current Southern Stockholder has, at least fourteen (14) calendar days prior to the State Fee and Expense Hearing, filed with the Clerk of the State Court a written objection to the State Fee and Expense Amount setting forth: (i) a written notice of objection with the Person’s name, address, and telephone number, along with a representation as to whether such Person intends to appear at the State Fee and Expense Hearing; (ii) competent evidence that such Person held shares of Southern common stock as of the date the Amended Stipulation was signed, March 10, 2022 and continuing through the date the objection is made; (iii) a statement of objections, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the State Fee and Expense Hearing, along with a summary description of their expected testimony. YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE STATE COURT NO LATER THAN JUNE 7, 2022. The State Court Clerk's address is:
Clerk of the Superior Court
Superior Court of Gwinnett County, Georgia
75 Langley Dr.
Lawrenceville, GA 30046

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO STATE DERIVATIVE ACTION PLAINTIFF’S COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN JUNE 7, 2022. Counsel's addresses are:
Counsel for State Plaintiff

William B. Federman
FEDERMAN & SHERWOOD
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120

Counsel for Defendants

Michael J. McConnell
JONES DAY
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Unless the State Court orders otherwise, your objection will not be considered unless it is timely filed with the State Court and delivered to State Derivative Action Plaintiff’s Counsel and Defendants’ Counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the State Fee and Expense Award or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VII.    HOW TO OBTAIN ADDITIONAL INFORMATION
This notice summarizes the Amended Stipulation. It is not a complete statement of the events of the Derivative Actions or the Amended Stipulation.
There is additional information concerning the Settlement available in the Amended Stipulation, which may be viewed on the Investors portion of the Company’s website at https://investor.southerncompany.com. You may also inspect the Amended Stipulation during business hours at the office of the Clerk of the Court office at the Richard B. Russell Federal Building & U.S. Courthouse, 75 Ted Turner Drive, SW, Atlanta, GA 30303-3309. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
For more information concerning the Settlement, you may also call or write to: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, Georgia 30064, Telephone: (470) 632-6000.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED: MARCH 11, 2022.	BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA

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